THIS NOTE AND THE SHARES OF COMMON STOCK ACQUIRABLE ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION SHALL BE SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

***$250000.00***	BEDMINSTER NJ
July 5, 2007

FOR VALUE RECEIVED, the undersigned, SOMERSET INTERNATIONAL GROUP, INC., a Delaware corporation (the "Corporation"), agrees and promises to pay to the order of Keith Kesheneff and Kathryn Kesheneff (the "Holder") at 57 Yacht Club Drive, Lake Hopatcong, New Jersey 07849, or at such other place or places as the Holder may designate in writing, the principal amount of TWO HUNDRED AND FIFTY THOUSAND ($250,000) DOLLARS, with interest, if applicable as hereinafter provided, in legal tender of the United States of America, in immediately available funds, as follows:

(a)  Commencing on August 1, 2007, and continuing on the first (1st) day of each consecutive month thereafter until July 1, 2008 (the "Maturity Date"), the Corporation shall make equal payments calculated so as to directly reduce the principal amount to zero as of the Maturity Date.

(b)  In the event that any principal payment due on or after March 1, 2008 is not paid within three (3) business days after same is due, then interest shall begin to accrue at an annual rate of eight (8.00%) percent on the then outstanding principal balance. Interest, which shall be calculated in arrears based upon a 360 day year, shall be due and payable in full with each subsequent monthly principal installment.

(c)  The entire unpaid principal of this Note, together with interest, if applicable, shall be due and payable on the Maturity Date.

(d)  The Corporation may at its option prepay this Note, in whole or in part, at any time prior to the Maturity Date, without penalty. Any prepayment shall first be applied to any outstanding interest due and payable, then to the principal balance in the inverse order of payment.

(e)           The Corporation's obligations under this Note shall be secured by a pledge of a portion of the outstanding shares of common stock of Vanwell Electronics, Inc., pursuant to the terms of a Stock Pledge and Escrow Agreement dated of even date herewith.

1.             Convertibility. This Note is issued with conversion rights pursuant to the terms of a Stock Purchase Agreement (the "SPA") executed on July 5, 2007 and effective as of June 30, 2007. Reference is made to the SPA for a description of the agreement among the parties. A copy of the SPA is available for review by any holder at the office of the Corporation. The Holder shall be bound by the terms of the SPA, except if such terms are inconsistent with the terms hereof. All terms which are not defined in this Note shall be as defined in the SPA.

2.             Place and Manner of Payment. All sums due under this Note are payable not later than 1 2:30p.m. Eastern time, in legal tender of the United States of America, in immediately available funds, without offset or setoff. Any payments in excess of $50,000 shall be made, at the option of the Holder, by wire transfer to a bank account designated in writing to the Corporation by the Holder not less than five (5) days prior to the time such payment is due and, if no such designation has been made by the Holder, by check mailed by certified or registered mail to the address of the Holder designated in accordance with Section 14. Any remittances by check sent via mail shall be postmarked not later than three (3) business days prior to the due date, such payment to be subject to the condition that any such check may be handled for collection in accordance with the practice of the collecting bank or banks, and any acceptance of a check by the Holder shall be void unless the amount due is actually received by the Holder.

3.             Events of Default; Consequences. In the event of the occurrence of an Event of Default (as defined) the Holder may declare the entire unpaid principal balance of this Note, together with interest accrued, immediately due and payable at the place of payment, without presentment, protest, notice or demand, all of which are expressly waived. The term "Event of Default" shall mean:

(a)  The failure to pay any principal or interest installments due under this Note within ten (10) days after the day on which any such payment is due, if such failure occurs more than twice during the term of this Note;

(b)  any default by the Corporation under a certain "EBITDA Adjustment Note" executed by the Corporation pursuant to Section 4(iv) of the SPA;

(c)  any default by the Corporation under a certain "NCA Note" executed by the Corporation pursuant to Section 4(iii) of the SPA;

(d)  any default by the Corporation or any other party except the Holder, under a certain "Covenants Agreement" executed by the Corporation and the Holder, inter alia, of even date herewith;

(e)     the Corporation shall make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail to generally pay its debts as they become due; an order, judgment or decree shall be entered for relief in respect of or adjudicating the Corporation or any of its subsidiaries bankrupt or insolvent; the Corporation or any of its subsidiaries shall petition or apply to any tribunal for the appointment of, or taking of possession by, a trustee, receiver, custodian, or liquidator or other similar official of the Corporation or any subsidiary or of any substantial part of any of their respective assets; the Corporation or any of its subsidiaries shall commence any proceeding relating to the Corporation or any subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or any such petition or application is filed or any such proceeding is commenced against the Corporation or any of its subsidiaries and such petition, application or proceeding is not dismissed within 60 days;

(f)           if any representation or warranty made by the Corporation herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Corporation to the holder is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

     4.    Default Rate of Interest. In addition to any rights the Holder may have hereunder and/or pursuant to applicable law, if there is any Event of Default, the rate of interest on all unpaid principal shall be automatically increased to 15% per annum, retroactive to the issue date of this Note, and the Conversion Price specified in Section 8 hereof shall be reduced to $.20 per share of Common Stock.

   5.    No Setoff, Etc. The obligations of the Corporation to pay the principal balance and interest due to the Holder shall be absolute and unconditional and the Corporation shall make such payment without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, setoff, recoupment, or counterclaim which the Corporation may have or assert against the Holder or any other person.

6.    Waiver of Presentment, Etc.  THE CORPORATION WAIVES PRESENTMENT, DEMAND, NOTICE OF DISHONOR, PROTEST AND NOTICE OF NONPAYMENT AND PROTEST.

7.    Costs of Collection. The Corporation shall pay all costs and expenses of collection incurred by the Holder, including reasonable attorneys' fees and expenses.

8.           Conversion. The Holder may, at any time prior to the Maturity Date, convert the principal amount of this Note, plus any accrued interest, or any portion thereof, into fully paid and nonassessable shares of the Common Stock, $.001 par value, of the Corporation (the "Common Stock"), on the basis of one share of such stock for each $0.40 or $.20 in the event of a Default as defined in paragraph 3(ii) (the "Conversion Price") in unpaid principal and/or interest. Such conversion shall be effected by the surrender of this Note at the principal office of the Corporation (or such other office or agency of the Corporation in the continental United States as the Corporation may designate by notice in writing to the Holder) at any time during usual business hours, together with notice in writing that the Holder wishes to convert a portion or all of this Note, which notice shall also state the name(s) (with addresses) and denominations in which the certificate(s) for Common Stock shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as of the close of business on the date on which this Note shall have been surrendered and such notice shall have been received, and at such time (the "Voluntary Conversion Date") the rights of the Holder with respect to the principal amount of the Note converted shall cease and the person(s) in whose name(s) any certificate(s) for Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate(s). As soon as practicable after the Voluntary Conversion Date, the Corporation shall deliver to, or as directed by, the Holder, certificates representing the number of shares of Common Stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the Holder shall have specified, together with cash as provided in Section 12 in respect of any fraction of a share of such stock otherwise issuable upon such conversion. In each case of conversion of this Note in part only, the Corporation shall receive and hold this Note as a fiduciary agent of the Holder, shall endorse on this Note the date and amount of this Note so converted, and such amount shall be deemed no longer outstanding. Upon such endorsement, the Corporation shall promptly return this Note to the Holder. Any partial conversion shall be treated as a prepayment in part and shall be applied to the principal balance in the inverse order of payments.

9.   Reservation of Common Stock

(a)  The Corporation will at all times from and after this date reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, or otherwise, solely for the purpose of issuance upon the conversion of this Note, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

(b)  The Corporation will not take any action which would result in any adjustment of the number of shares of Common Stock acquirable upon conversion of this Note if the total number of shares issuable after such action upon conversion of this Note, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under the Corporation's Certificate of Incorporation which are not reserved or required to be reserved for any purpose other than the purpose of issue upon conversion of this Note.

(c)  The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the Holder for any issuance tax or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

(d)  If any shares of Common Stock required to be reserved for purposes of conversion of this Note require, before such shares may be issued upon conversion, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act of 1933, as then in effect, or any similar federal statute then in force, or any state securities law, required by reason of any transfer involved in such conversion) or listing on any domestic securities exchange, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved for listing or listed on such domestic securities exchange, as the case may be.

10.    Subdivisions and Combinations.

(a)   In the event the Corporation shall at any time subdivide by any stock split its outstanding Common Stock into a greater number of shares of such stock, the Conversion Price shall be proportionately decreased. Conversely, in the event the outstanding shares of one or more classes of Common Stock shall at any time be combined into a smaller number of shares by a reverse stock split, the Conversion Price shall be proportionately increased. In the case of any subdivision or combination described in this Section 10, the adjustment to be made pursuant hereto shall be made as of the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

(b)       No Adjustment for Small Amounts. Notwithstanding any provision of subsections (a) of this Section 10 which may be to the contrary, the Corporation shall not be required to give effect to any adjustment to the Conversion Price if the amount of such adjustment would be less than $.01, but any such adjustment shall be carried forward and adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, causes a cumulative net adjustment of $.03 or more.

(c)        Organic Changes, Etc. If any capital reorganization or reclassification of the capital stock of the Corporation (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by dividend or other distribution or by reason of a subdivision or combination), or any consolidation or merger of the Corporation with or into another corporation, or any sale of all or substantially all of the Corporation's property and assets to any person, firm or corporation (collectively, any "Organic Change") shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition to such Organic Change, lawful and adequate provision shall be made whereby the Holders shall thereafter have the right to acquire and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore acquirable and receivable (directly or upon subsequent conversion, assuming unrestricted convertibility) upon the conversion of this Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore acquirable and receivable (directly or upon subsequent conversion, assuming unrestricted convertibility) upon conversion of this Note had such Organic Change not taken place (except that the terms of the parenthetical provision at the end of the next sentence shall be applied in determining the number of shares of Common Stock immediately theretofore acquirable and receivable). In any such case, appropriate provision shall be made with respect to the Holder's rights and interests to the end that the provisions contained in this Note (including without limitation provisions for adjustments of the number of shares of Common Stock acquirable and receivable upon the exercise of the conversion rights granted herein) shall thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of this Note (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing entity is other than the Corporation, an immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of this Note). In the event of a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's property and assets to another corporation as a result of which a number of shares of common stock of the surviving or purchasing corporation greater or lesser than the number of shares of Common Stock of the Corporation outstanding immediately prior to such merger, consolidation or sale are issuable to holders of Common Stock, the aggregate number of shares of Common Stock into which this Note was convertible in effect immediately prior to such merger, consolidation or sale shall be adjusted (pursuant to Subsection (a) of this Section 10) as though there were a subdivision or combination of the outstanding shares of Common Stock. The provisions of this subsection (c) shall similarly apply to successive Organic Changes.

11.Notice of Adjustment.

(a)  Immediately upon any adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of this Note or any adjustment or readjustment in the Conversion Price, the Corporation shall send written notice to the Holder, which notice shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Corporation shall, upon written request at any time of the holder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of this Note. The Corporation may retain a firm of independent public accountants of recognized standing which may be the firm regularly retained by the Corporation to make any computation required under this Section and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

(b)  In the event that:

(i)	there is any proposed combination or subdivision of the outstanding shares of Common Stock;

(ii)	there shall be any proposed Organic Change; or

(iii)	there shall be any proposed voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then in connection with each such event, the Corporation shall send to the Holder: (A) at least 60 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for determining voting rights in respect of such event; and (B) in the case of any proposed Organic Change, dissolution, liquidation or winding up, at least 60 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change, dissolution, liquidation or winding up).

12.  Fractional Interests. The Corporation shall not be required to issue any fractional shares of Common Stock on the conversion of this Note. If any fraction of a share of Common Stock except for the provisions of this Section 12 would be issuable upon conversion of this Note, the Corporation shall purchase such fraction for an amount in cash equal to the current market price of such fraction on the last Business Day prior to conversion.

13.  Voting. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Corporation or any other matter. Notwithstanding the foregoing, the Corporation shall mail by first class to the Holder at the address specified in Section 14, one copy of all materials forwarded to stockholders, said mailing to be made promptly after mailing to stockholders.

14.     Notices.

(a)           Any notice pursuant to this Note to be given or made by the Holder to or upon the Corporation shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Corporation to the Holder) as follows: To the Corporation:

John X. Adiletta, President
Somerset International Group, Inc.
90 Washington Valley Road
Bedminster, NJ 07921

To the Holder:

Mr & Mrs. Keith Kesheneff
57 Yacht Club Drive
Lake Hopatcong, New Jersey 07849

with a copy to:

Brown, Moskowitz & Kallen, P.C. 75 Main Street
Suite 203
Millburn, New Jersey 07041
Attn: Stuart M. Brown, Esq.

(b)     Any notice pursuant to this Note to be given or made by the Corporation to or upon the Holder shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Holder to the Corporation) to the address of the Holder set forth above.

15.        Governing Law; Venue; Jurisdiction. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware. The Corporation hereby irrevocably submits to the exclusive jurisdiction of the federal or state court sitting in New Jersey over any dispute arising out of or relating to this Note. The Corporation hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The Corporation agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Corporation consents to process being served in any suit, action or proceeding hereunder by the mailing of a copy thereof in accordance with the notice provisions of this Note.

16.        Modification. No modification or waiver of any provision of this Note, or any departure by the Corporation therefrom, shall in any event be effective unless the same shall be in writing signed by the Holder and then such modification or waiver shall be effective only in the specific instance for the specific purpose given. Notwithstanding the foregoing, the Board of Directors of the Corporation, in its sole discretion, shall have the right at any time or from time to time to decrease the Conversion Price and/or to increase the number of shares of Common Stock issuable upon conversion of this Note. Such reduction of the Conversion Price and/or increase in the number of shares of Common Stock issuable upon exercise shall be effective for a period or periods to be determined by such Board.

17.           No Waiver; Cumulative Remedies. No failure on the part of Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. To the fullest extent permitted by applicable laws, the rights and remedies provided for in this Note are cumulative and not exclusive of any rights and remedies provided by law.

Attest:                                                                          Somerset International Group, Inc.

By:
John X. Adiletta, Secretary                                                                   John X. Adiletta, President